SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

1

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2012, Paul Parliament was appointed to the board of directors of the Registrant to fill a vacant seat on the board.  For the last five years, Mr. Parliament has served as president of The Parliament Corporation and The Parliament Apartment Corporation, which is in the real estate business. Mr. Parliament has 28+ years as a successful real estate developer, and as President of  “Marsadi Layne Properties, Inc.,” “The Parliament Corporation,” “P.D.P Developments, Inc.,” and “The Parliament Apartment Corporation,” Mr. Parliament has a vast knowledge of property acquisitions, corporate finance, planning, permitting, staffing, and management.

Mr. Parliament will serve as a director until the next annual meeting of shareholders at which directors are elected.  There was no arrangement or understanding between Mr. Parliament and any other persons pursuant to which Mr. Parliament was selected as a director.  Mr. Parliament has not been appointed to any committees of the board.  Mr. Parliament is not party to, nor does he participate in, any material plan, contract or arrangement (whether or not written) of the Registrant.

Since January 1, 2011, The Parliament Corporation, a company controlled by Mr. Parliament, has made the following loans pursuant to the Registrant’s 7% convertible notes:

Date of Loan	Maturity Date	Loan Amount	Conversion Price

9/16/2011	9/16/2013	$200,000	$0.056
9/20/2011	9/20/2013	$200,000	$0.056

Since January 1, 2011, The Parliament Corporation, a company controlled by Mr. Parliament, has received the following shares of Class A Common Stock of the Registrant upon conversion of 7% convertible notes:

Date of Conversion	No. of Shares	Debt Converted

3/1/11	1,850,000	$77,600
9/1/11	9,000	$864
1/9/12	7,142,857	$400,000
1/9/12	312,778	$12,511
5/19/12	1,851,852	$50,000
6/18/12	8,818,212	$251,319

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: October 25, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer